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                                                                   EXHIBIT 10.23

                                LICENSE AGREEMENT

         This license agreement ("Agreement"), dated September 1, 1998, is by and between Chromatics Color Sciences International, Inc., a New York corporation, having its offices at 5 E. 80 St., New York, NY 10021 ("Chromatics") and Nordstrom, Inc., a Washington corporation, having its offices at 1617 6th Ave., Suite 500, Seattle, WA 98101 ("Nordstrom").

                                    RECITALS

         WHEREAS, Chromatics is the developer and owner of certain technology and processes for skin and cosmetic product color analysis and custom color formulation of cosmetics, whereby the color of various cosmetic products can be coordinated to each other and to skin color;

         WHEREAS, Nordstrom is a high quality specialty retailer of fashion wear and related products including cosmetics and wishes to sell the Products defined herein as a Nordstrom line of cosmetic products under the name C[2]O Color to Order, a trademark solely owned by Nordstrom;

         WHEREAS, Chromatics wishes to grant to Nordstrom and Nordstrom wishes to accept from Chromatics, a license to use the software for the Colormate(Registered) II System to sell the Products provided by Chromatics and lease the Colormate(Registered) II System in the Territory for a Test Period described in the Term of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

For purpose if this Agreement, the following terms shall have the meaning stated below:

1.1 "Bulk Materials" means the lipsticks and foundations to be provided by Chromatics for Nordstrom to sell which are recommended by the Colormate(Registered) II System. Nordstrom shall approve the non-color related formulations of these lipsticks and foundations within 30 days of signing this Agreement providing such formulations are delivered to Nordstrom at least two
(2) weeks prior to the expiration of such thirty (30) days.

1.2 "Colormate(Registered) II System" refers to the Chromatics color measurement units which measure and analyze skin color and based on such analysis select a cosmetic color formulation which matches or compliments the skin color or other Products.


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1.3 "Marketing Intangibles" means Nordstrom's trademark "C[2]O Color to Order,"
and all trademarks, trade names, brand names, logos, trade dress, art work, designs, service marks, packaging, marketing strategies, customer lists, customer identification information, marketing campaigns, sales promotions and advertising materials created, owned and/or registered to or by Nordstrom relating to the marketing of any Products including searches concerning any such Marketing Intangibles and any copyrights, and other rights which may exist in or otherwise protect such Marketing Intangibles. Nordstrom does not claim, and shall not acquire, any rights in or ownership of any Technology or Products or other property of Chromatics by virtue of the fact that such items are referenced or described in any Marketing Intangibles.

1.4 "Products" means all cosmetic color products produced using the Technology, which currently include foundation, concealer, blush, eyeshadow, face powder and lipstick.

1.5 "Technology" means all technology, relating to the Colormate(Registered) II System, its color measurement hardware and software including without limitation the Product Color Recommendations and the Product Color Formulations of the Products developed by Chromatics as part of the custom color cosmetic system embodied in the Colormate(Registered) II System.

1.6 "Territory" means the four Nordstrom full line specialty stores in the United States to be designated by Nordstrom within 30 days of the signing of this Agreement.

1.7 "Specialty Retail Department Stores" means retailers other than Nordstrom that sell apparel, footwear, cosmetics and/or similar merchandise in multiple departments within one store such as The Bon Marche, J.C. Penney, Macys, Neiman Marcus and similar stores. This excludes specialty chain stores, such as, The Gap, The Limited and Victoria's Secret.

1.8 "Custom Blending" means the custom mixing and blending of cosmetic pigments by the salesperson for the Product to make a particular shade and formula of the Product at point of sale (a physical location at the time the Product is sold to a particular customer) based on the Product Color Formulations and Product Color Recommendations for that particular customer. This does not include a Product (which may be claimed to be custom blended) but which is carried in a line of cosmetic products and recommended and sold to a particular customer based on a Product Color Formulation and a Product Color Recommendation for that particular customer if it is not custom blended as specified above.

1.9 "Product Color Formulations" means the color formulations of the Products produced using the Technology.

1.10 "Product Color Recommendations" means the cosmetic Product colors recommended for a customer's use by the Technology.


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                                    ARTICLE 2

                                      GRANT

2.1 License Grant. Chromatics hereby grants to Nordstrom, and Nordstrom hereby accepts, a non-exclusive license in the Territory to use the Technology solely to sell the Products in the Territory in order to evaluate the Technology (the "Test") for the six month term of this Agreement.

2.2 Additional Options. Chromatics hereby grants to Nordstrom for the six month term of this Agreement and under terms acceptable to both parties the right of first refusal for the exclusive use of the Technology for the sale of Products in Specialty Retail Department Stores in the Territory and the exclusive right to do Custom Blending of the Products in the Territory during the six month term of this Agreement. In the event Chromatics at any time during the six month term of this Agreement offers a license to any third party (except for this non-exclusive six month license) for the use of the Technology, or any part thereof as defined in Section 1.5, for the sale of Products in Specialty Retail Department Stores and/or the Custom Blending of the Products in the United States, Chromatics shall give Nordstrom written notice thereof, including the terms of any proposed license or agreement that Chromatics desires to enter into, and Nordstrom may exercise its right of first refusal by written notice to Chromatics within thirty (30) days after receipt of such notice after which date Nordstrom's right of first refusal for such license if not exercised will expire. In the event Nordstrom exercises its right of first refusal hereunder, the non-exclusive license granted in Section 2.1 shall become an exclusive license as specified above for the remainder of the six month term of this Agreement, under terms no less favorable than the terms offered or to be offered to such third party.

                                    ARTICLE 3

                               DUTIES OF NORDSTROM

3.1 Reasonable Efforts. During the term of this Agreement, Nordstrom shall give and devote commercially reasonable efforts to the marketing, promotion and sale of the Products under the name C[2]O Color to Order in the Territory. Nordstrom shall provide computers capable of interfacing with the Colormate(Registered) II Systems at each of the four (4) Nordstrom store locations of the Territory. Chromatics can take credit publicly for the Technology, the Colormate(Registered) II System, the Product Color Formulations and the Product Color Recommendations of the Products providing, such credit shall not make use of the Nordstrom name other than to say the technology is used in the Nordstrom stores in any SEC filing, or related press release for public disclosure by Chromatics or, unless otherwise agreed in advance in writing.

3.2 Equipment and Insurance. Nordstrom shall lease one Colormate(Registered) II System unit from Chromatics for each of the four (4) Nordstrom full-line specialty stores of the Territory, at a cost of Two Hundred Dollars U.S. ($200) per month for four units for a three month period


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commencing on the date of delivery of the Colormate(Registered) II System units.
In the event of theft, loss or extensive damage to any Colormate(Registered) II System unit while in Nordstrom's possession or control, Nordstrom will be responsible for the replacement cost of $3,500 for each such unit.

3.3 Purchase Orders. Nordstrom shall place an initial order for six hundred
(600) each of thirty-five (35) lipsticks at a cost per lipstick of $3.00 and one thousand (1,000) each of seventeen (17) foundations at a cost per foundation of $3.00 for delivery no later than three (3) months from the date this Agreement is fully executed.

3.4 License Fee. Nordstrom shall pay Chromatics $45,000 upon signing of this Agreement for the six month non-exclusive license of: the software including the Product Color Recommendations of the Colormate(Registered) II System, the Technology, the Colormate(Registered) II System and the Product Color Formulation of Products and Product Color Recommendations of the Colormate(Registered) II System software program. This fee will include Chromatics' inclusion of the pigments submitted to Chromatics by Nordstrom for use in formulating certain eyeshadows, blush, face powder, concealer and foundations in the Product Color Formulation of Products within three (3) months of the date on which Chromatics receives thirty (30) unit doses of each shade of such pigment formulations from Nordstrom.

                                    ARTICLE 4

                              DUTIES OF CHROMATICS

4.1 Colormate(Registered) II Systems. Chromatics shall provide to Nordstrom no later than three (3) months from the date this Agreement is fully executed, one Colormate(Registered) II System unit each for the four Nordstrom full line specialty stores of the Territory including Roosevelt Field, NY, Downtown Seattle, WA and Dallas Galleria, TX, and one additional store in California to be designated by Nordstrom within 30 days of the signing of this Agreement. Chromatics shall also provide the software contained in the Colormate(Registered) II System to Nordstrom in accordance with Section 3.4 and
4.3. During the term of this Agreement Chromatics shall repair or replace at its own expense any Colormate(Registered) II System units that are not functioning properly if due to defect in workmanship in the Colormate(Registered) II System, promptly after receiving a request from Nordstrom. If such non-functioning unit is due to damage caused by a negligent act of Nordstrom or of an employee or agent of Nordstrom, Chromatics shall repair or replace any such Colormate(Registered) II System unit at Nordstrom's expense.

4.2 Bulk Materials. Chromatics shall sell and deliver to Nordstrom, no later than three (3) months from the date this Agreement is fully executed, the Bulk Materials ordered by Nordstrom in accordance with Section 3.3 of this Agreement, subject to the terms and conditions of 3.4.

4.3 Training and Operation. Chromatics shall provide Nordstrom with all necessary training and operational information for the efficient use and operation of the Colormate II System licensed, provided or purchased under this Agreement at no additional cost, including but not


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limited to operational information for the use of the software that will collect and store all contact information, Product Color Formulations and Product Color Recommendations for each Nordstrom customer.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1 Chromatics represents that to the best of its knowledge and belief, the Technology and Products do not infringe any rights owned or possessed by any third party;

5.2 Chromatics represents that it is the sole and exclusive owner of the Technology, all of which is free and clear of any liens, charges and encumbrances, and no other person or entity has any claim of ownership with respect to the Technology whatsoever;

5.3 Chromatics warrants that it has the full right, power and authority to enter into this Agreement and to grant the interest in the Technology granted herein and that it has registered the trademark "My Colors by Chromatics(Registered)" and "Colormate(Registered);"

5.4 Chromatics represents that there are no claims, judgements, or settlements to be paid by Chromatics or pending claims or litigation relating to the Technology or Products;

5.5 Chromatics represents that foundations provided to Nordstrom under this Agreement comply with the manufacturing and product safety standards described in the Nordstrom purchase order attached as Exhibit A;

5.6 Chromatics represents that the Colormate(Registered) II System units, are UL and FCC approved for use pursuant to this Agreement.

5.7 Nordstrom represents that it has filed an application for registration of the trademark "C[2]O Color to Order" in the United States Patent and Trademark Office ("PTO") and will take reasonable efforts to prosecute said application to final determination by the PTO;

5.8 Nordstrom warrants that it has the full right, power and authority to enter into this Agreement.

                                    ARTICLE 6

                                     PAYMENT

6.1 Amount of Payment. As full consideration for the rights and license granted under this Agreement, Nordstrom shall pay Chromatics the License Fee of Section
3.4 and the lease


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payments for leased Colormate(Registered) II System units and the purchase price of the Bulk Materials ordered from Chromatics in accordance with Sections 3.2, 3.3, 3.4, 6.1 and 6.2.

6.2 Terms of Payment. Nordstrom shall pay Chromatics its License fee on the date of signing of this Agreement. Payment for the initial order of foundations shall be made 1/2 at the time of the order and the balance within seven (7) days of Nordstrom's receipt of an invoice from Chromatics or the delivery of such foundations to Nordstrom, whichever is later. Payment for the initial order of lipsticks shall be made as the lipsticks are sold, every thirty days during the term of this Agreement and a final payment within thirty (30) days of the expiration of the term of this Agreement. Any remaining unsold lipsticks will be returned to Chromatics within thirty (30) days of the expiration of the term of this Agreement. Any lipsticks not returned to Chromatics or not paid previously for by Nordstrom to Chromatics will be paid for by Nordstrom to Chromatics in the final payment.

                                    ARTICLE 7

                         INTELLECTUAL PROPERTY OWNERSHIP

7.1 Ownership of Technology. Nordstrom acknowledges that all Technology, the Product Color Formulations, and the Product Color Recommendations of the Products, the Colormate(Registered) II System and its software are the exclusive property of Chromatics, subject to the license hereby granted.

7.2 Ownership of Marketing Intangibles. Chromatics acknowledges that Marketing Intangibles are and shall remain the exclusive property of Nordstrom. Chromatics is the owner of the Product Color Formulations and Product Color Recommendations, the trademarks "Colormate(Registered)" and "My Colors by Chromatics" and the Colormate(Registered) II System as the color analysis system for the Products. Chromatics shall not use the name "Nordstrom", the trademark "C[2]O Color to Order," or any other trademark, trade name, service mark, logo, or other intellectual property of Nordstrom for any purpose, except as specifically authorized by Nordstrom in writing. Nordstrom shall not use the name Chromatics, the trademarks, "Colormate(Registered)" or "My Colors by Chromatics(Registered)" or any other trademark, trade name, service mark, logo, Product Color Formulations and Product Color Recommendations of the Colormate(Registered) II System or other intellectual property of Chromatics for any purpose except as specifically authorized by Chromatics in writing.

                                    ARTICLE 8

                               TERM & TERMINATION

8.1 Term. Unless earlier terminated in accordance with Section 8.2 below, this Agreement shall continue in effect for a period of six (6) months from the date of the signing of this Agreement (the "Test Period") as a non-exclusive license and lease of the Colormate(Registered) II System


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and Technology. If sales of the Products are deemed successful during the Test
Period of this Agreement, then the term of this Agreement may be renewed until December 31, 1999 upon terms mutually agreeable to both parties. Thereafter this Agreement may be renewed annually for a period of one year on January I of each subsequent year, and expanded to additional Nordstrom stores by written notice given by Nordstrom to Chromatics thirty (30) days before January 1 of the renewal year for a total additional period of five (5) years under terms mutually acceptable to both parties. Sale of such Products will be deemed successful if one-third of the quantities purchased in the initial order as specified in Section 3.3 are sold during the term of this Agreement.

8.2 Termination Events. This Agreement may be terminated upon the occurrence of any of the following events:

         8.2.1 The parties may, at any time, mutually agree to terminate this Agreement, such termination to be effective at such time as they deem appropriate, however, Nordstrom will be responsible to Chromatics for all payments in Sections 3.2, 3.3, 3.4, 6.1 and 6.2. Lease payments for the Colormate(Registered) II System will be prorated to date of termination.

         8.2.2 Upon the breach or the discovery of a breach of a warranty set forth in Article 5, either party may terminate this Agreement by notice, to take effect immediately upon receipt thereof by the other party, unless otherwise specified in the notice.

         8.2.3 If either party makes any transfer in violation of Section 11.2, the non-transferring party shall have the right to terminate this Agreement immediately by giving written notice to the transferring party.

         8.2.4 If either party fails to perform any of its obligations or covenants contained in this Agreement and fails to cure such default within thirty (30) days after notice from the other party, the party giving such notice shall have the right to terminate this Agreement immediately by giving written notice to the defaulting party. Absence of a notice of default or of a written notice of termination under this Section shall not constitute a waiver of any rights arising as a result of such default. An election to terminate the Agreement under this Section shall not constitute a waiver of any damages that may be available to the non-breaching party as a result of the default by the other party.

8.3 Rights and Obligations of Termination.

         8.3.1 Upon the expiration of this Agreement, Nordstrom shall return the Colormate(Registered) II System units in good and working condition to Chromatics, or pay for repair or replacement of any damaged unit.

         8.3.2 Upon the termination of this Agreement, all right, title, and interest in any Marketing Intangibles owned by Nordstrom shall remain exclusively with Nordstrom.


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         8.3.3 During the term of this Agreement (with the exception of the non-exclusive six month license granted herein) and upon the termination of this Agreement, all right, title, and interest in the Technology, Colormate(Registered) II System, Product Color Recommendations and Product Color Formulations, all of which have been developed or are owned by Chromatics shall remain exclusively with Chromatics.

8.4 In the event that the six month term of this Agreement is not renewed and a customer who purchased from Nordstrom during the six month term of this Agreement a Product of a particular shade recommended for that customer by the Technology in the Colormate(Registered) II System wishes to purchase a Product of the same particular shade after termination of this Agreement, Nordstrom shall purchase the Product of that particular shade from Chromatics at the same or a comparable cost at which the Product of that particular shade was originally purchased from Chromatics unless (i) Chromatics is unable or unwilling to provide the Product of that particular shade, or (ii) Chromatics has been acquired by another company, in either event of which Nordstrom shall have the right to have that cosmetic product of a shade matching that particular shade of Product made for it by any party other than Chromatics and the right to sell that matched cosmetic product solely to the customer who purchased the Product of that particular shade during the six month term of this Agreement so as to continue to serve that particular customer. Nothing in this paragraph or this Agreement shall limit or restrict Nordstrom's rights to purchase cosmetic products from others or to sell cosmetic products which compete with the Products licensed under this Agreement as long as the sale of such competitive cosmetic products by Nordstrom is not a breach of this Agreement, including Exhibit B.

                                    ARTICLE 9

                   REASONABLE PRECAUTIONS TO MAINTAIN SECRECY

9.1 Precautions. Nordstrom shall treat all Chromatics' Confidential Information as provided in the "Confidential Agreement" attached as Exhibit B and shall use the Confidential Information solely as specified in the Confidential Agreement and in this Agreement and solely during the term of this Agreement or as expressly provided for in Section 8.4 herein.

9.2 Survival. This Article 9 shall survive the termination of this Agreement, regardless of the reason for such termination.

                                   ARTICLE 10

                                INDEMNIFICATIONS

10.1 Indemnification. Chromatics shall defend (with counsel acceptable to Nordstrom), indemnify, and hold Nordstrom harmless from any and all claims, suits, liabilities, damages, losses or expenses, including attorneys' fees, asserted against or incurred by Nordstrom by reason of, or arising out of, or occurring in connection with any infringement or alleged infringement of


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intellectual property resulting from the use of the Technology and the
Colormate(Registered) II System or the manufacture, sale or use of the Products (other than the Marketing Intangibles) by Nordstrom. In the event that Nordstrom learns of any infringement or threatened infringement by the Technology and the Colormate(Registered) II System, Nordstrom shall notify Chromatics forthwith. Nordstrom agrees to cooperate and provide necessary information and assistance to Chromatics at Chromatic's expense for actions that Chromatics may take to defend Chromatics proprietary interest in the Technology and the Colormate(Registered) II System. Chromatics agrees that Nordstrom may maintain records of Chromatics compliance with the representations and warranties of Chromatics made in this Agreement or otherwise, and that Nordstrom may at any time, upon reasonable notice to Chromatics, undertake inspection of Chromatic's manufacturing facilities for foundations, excluding lipsticks and equipment, in order to determine such compliance with subsection 5.5 herein. The lipsticks provided pursuant to this Agreement are ready for shipment and any inspection of such lipsticks is limited to the finished product.

10.2 Indemnification. Nordstrom shall defend (with counsel acceptable to Chromatics), indemnify and hold Chromatics harmless from any and all claims, suits, liabilities, damages, losses or expenses, including attorneys' fees, asserted against or incurred by Chromatics by reason of, or arising out of, or occurring in connection with any infringement or alleged infringement of intellectual properties resulting from the use of the Marketing Intangibles for the sale of Products by Nordstrom. In the event that Chromatics learns of any infringement or threatened infringement by Marketing Intangibles, Chromatics shall notify Nordstrom forthwith. Chromatics agrees to cooperate and provide necessary information and assistance to Nordstrom at Nordstrom's expense for actions that Nordstrom may take to defend Nordstrom's proprietary interest in the Marketing Intangibles.

10.3 Survival. This Article 10 shall survive the termination of this Agreement, regardless of the reason for such termination.

                                   ARTICLE 11

                               GENERAL PROVISIONS

11.1 Governing Law. This Agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the state of Washington.

11.2 Assignment. Neither party shall have the right or the power to assign, delegate, or otherwise transfer any or all of its rights or obligations arising under this Agreement without the prior written consent of the other party. The transfer, assignment, or change in the beneficial ownership of stock or voting control of Chromatics in the aggregate in excess of 50% shall constitute an assignment hereunder.


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11.3 Legal Expenses. The prevailing party in any legal proceeding brought by one party against the other party to this Agreement, and arising out of or in connection with this Agreement, shall be entitled to recover its legal expenses including costs and reasonable attorneys' fees.

11.4 Force Majeure. Neither party shall be liable to the other party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the party who is obliged to perform.

11.5 Purchase Order. The terms and conditions of Nordstrom's purchase order, attached hereto as Exhibit A, shall be incorporated herein by reference. To the extent of any inconsistency, the terms and conditions of the purchase order shall override the specific terms of this Agreement. Subsection 10 of the purchase order attached hereto as Exhibit A is deleted from this Agreement.

11.6 Notices. All notices required by this Agreement shall be in writing and sent by facsimile and by certified U.S. mail, postage prepaid, return receipt requested to Chromatics or Nordstrom at their addresses as listed herein, or to such addresses as either party may from time to time advise the other party in writing in accordance with this notice requirement.

To Chromatics:                                       To Nordstrom:
Chromatics Color Sciences                            Nordstrom, Inc.
International, Inc.                                  1617 6th Ave., Suite 500
5 East 80 St.                                        Seattle, WA 98101
New York, NY 10021                                   Attn:   Dale Crichton
Attn:    Darby Macfarlane
Tel.  No.: (212) 717-6544                            Tel.  No.: (206) 628-1118
Fax No.: (212) 717-6675                              Fax.  No.: (206) 628-1105

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of September, 1998.

Chromatics Color Sciences.                 Nordstrom, Inc.
International, Inc.


BY: /s/  Darby Macfarlane                  BY: /s/  Dale C. Crichton
    ------------------------------             -----------------------------
    Darby S. Macfarlane                        Dale C. Crichton
Chief Executive Officer                    Executive Vice President




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                                    EXHIBIT A

                                    NORDSTROM

                     TERMS AND CONDITIONS OF PURCHASE ORDER


The following terms and conditions, in addition to those on the front hereof, are a part of this purchase order and are binding upon Seller.

ACCEPTANCE BY SELLER IS LIMITED TO THE TERMS OF THIS PURCHASE ORDER. PURCHASER OBJECTS TO ANY DIFFERENT OR ADDITIONAL TERMS IN SELLER'S ACCEPTANCE OR ANY OTHER DOCUMENT OR FORM TRANSMITTED ON BEHALF OF SELLER, UNLESS PURCHASER'S WRITTEN CONSENT IS FIRST OBTAINED.

1. This order is not valid unless signed or otherwise authorized in writing by the Purchaser's buyer and, when applicable, by Purchaser's Merchandise Manager.

2. Purchaser will not assume liability for any goods shipped to it or upon which work is commenced by Seller prior to receipt by Seller of the order duty signed or otherwise authorized.

3. In the event Seller is unable to deliver any part or all of the merchandise called for by this order, Seller agrees to notify the Purchaser immediately. Such notice will not limit the remedies available to Purchaser or the liability of Seller for nonperformance.

4. Purchaser or Purchaser's agent may refuse delivery or return F.O.B. Purchaser's dock:

         a. Shipments made before the earliest ship date or after the cancel date specified on the face of this order, time of shipment being of the essence of this order.

         b.   Shipments of less than or in excess of quantities ordered.

         c. Goods which are not according to sample or which are not specified in this order.

         d.   Goods which are not as represented or as warranted.

         e. Shipments which are not in compliance with the packing instructions and invoicing instructions specified on the face of this order.

         f. Shipments which are not in compliance with the transportation terms and conditions contained in this order or in the Nordstrom Routing Guide.


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         g.   Goods which for any reason, except payment of applicable duties and tariffs, will not be cleared for entry by U.S. Customs.

5. All goods furnished under this order shall be subject to inspection and testing by representatives of Purchaser, its customers or agents. Payments for goods prior to inspection shall not constitute acceptance and Purchaser reserves the right to hold for Seller or return to Seller, at Seller's expense, any rejected goods.

6. Seller warrants that the merchandise shipped under this order is fit and safe for the use for which it was manufactured and that said merchandise or the resale thereof by Purchaser does not and will not violate any laws, regulations, orders or ordinances of the country of origin or of the United States or any state or any agency or political subdivision thereof.

7. Seller warrants that it does not and will not in violation of applicable law, custom or practice (a) discriminate in hiring on the basis of race, color, national origin, gender, religion or sexual orientation, or (b) utilize child labor, prison labor or indentured or force labor in the operation of its business.

8. Seller warrants that the merchandise shipped under this order, including packaging and labeling: (a) was produced in compliance with all applicable laws, regulations, orders and ordinances of the country of origin and of the United States and any state, or any agency or political subdivision thereof, including without limitation any environmental or hazardous substance laws and regulations, the Federal Fair Labor Standards Act and other state and local wage and hour and wage payment laws and regulations; (b) does not and will not infringe any patent, trademark, trade name, copyright, trade secret or other similar right; (c) is accurately labeled and clearly identifies the country of origin; and (d) is labeled in accordance with and complies in all respects with any and all applicable federal, state and local laws, regulations, orders and ordinances, including without limitation any applicable rules of the Federal Trade Commission, the Consumer Products Safety Commission and the Department of Health, Education and Welfare and the requirements of each of the following Acts to which it may be subject: The Federal Food, Drug and Cosmetic Act, the Wool Products Labeling Act of 1939, the Fair Packaging and Labeling Act, the Fur Products Labeling Act, the Textile Fiber Products Identification Act, the Federal Hazardous Substances Act and the Flammable Fabrics Act.

9. Seller agrees to defend (with counsel acceptable to Purchaser), indemnify and save harmless the Purchaser from any and all claims, suits, liabilities, damages, losses or expenses, including attorneys' fees, asserted against or incurred by Purchaser by reason of, or arising out of or occurring in connection with (a) any breach or alleged breach of any of the terms of conditions of this order or any representations or warranties of Seller made in this order or otherwise, (b) any act or omission of Seller, or the servants, agents or subcontractors of Seller, in the furnishing of goods in the performance of work hereunder, or (c) the use of Seller's merchandise by customers of Purchaser or others. Seller agrees that Purchaser may maintain records of Seller's compliance with the representations and warranties of Seller made in this order or otherwise and that


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Purchaser may at any time, upon notice to Seller, undertake inspection of
Seller's facilities in order to determine such compliance.

10. The prices herein specified are guaranteed by Seller against manufacturer's or Seller's own price decline and against legitimate competition until date of shipment. In the event that prior to final shipment under this order Seller sells or offers to sell to others goods substantially of the same kind as ordered herein at lower prices and/or on terms more favorable to a third party than those stated in this order, the prices and/or terms herein shall be automatically revised to equal the lowest prices and/or most favorable terms at which Seller shall have sold or shall have offered such goods and payment shall be made accordingly. In the event Purchaser shall become entitled to such lower prices, but shall have made payment at any price in excess thereof, Seller shall promptly refund the differences in price to the Purchaser. Seller agrees to meet the price of legitimate competition or accept cancellation of this order by Purchaser. Unless otherwise provided in this order, prices include all charges for packaging, boxing, crating and freight, F.O.B. destination.

11. Purchaser reserves the right to cancel all or any part of this order which has not actually been shipped by Seller in the event Purchaser's business is interrupted because of strikes, labor disturbances, lockout, riot, fire, act of God, or the public enemy, or any other cause, whether like or unlike the foregoing, if beyond the reasonable efforts of the Purchaser to control.

12. A waiver of and/or failure to perform any one or more of the conditions of this order shall not constitute a waiver of or an excuse for nonperformance as to any other part of this or any other order.

13. All dating except "end of month" begins at the date on which the merchandise is received. "Eng of month" terming for shipments received after the 25th of the month will be considered next month's business. Discount terms begin with the receipt of invoice or goods, whichever is later.

14. In addition to any other remedies available to Purchaser, failure to comply with any terms and conditions of this purchase order or the Nordstrom routing Guide will result in additional handling charges and expenses being charged to Seller. In any dispute hereunder, whether or not litigation is commenced, the prevailing party shall be entitled to its costs and expenses incurred, including reasonable attorneys' fees. The rights and remedies herein expressly provided shall be in addition to any other rights and remedies given by law, including without limitation the right to recover all incidental and consequential damages. All warranties, representations and guaranties made by Seller herein are in addition to any and all expenses or implied warranties provided by law.

15. In the event of any proceeding, voluntary or involuntary, in bankruptcy or insolvency by or against the Seller, including any proceeding under the United States bankruptcy laws, or any bankruptcy, insolvency or receivership laws of any state or any foreign country, or any political


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



subdivision thereof or in the event of the appointment with or without Seller's consent of a receiver or an assignee for the benefit of creditors, Purchaser may, at its option, cancel this order as to any undelivered portion of the merchandise.

16. Seller agrees that it will not use any trademark or trade name of Purchaser, including but not limited to "Nordstrom, "Nordstrom Rack," "Place Two," and "Nordstrom Factory Direct" except in connection with merchandise shipped to Purchaser in accordance with this order. Seller agrees that all trademarks and trade names of Purchaser belong to Purchaser and Seller will make no claim of ownership nor attempt to register any such trademark or trade name. Seller agrees that merchandise rejected or returned for any reason pursuant to the terms of this order, whether or not such rejection is disputed by Seller, including but not limited to merchandise rejected or returned due to shipment after the cancel date specified on the face of this order, will not be resold or otherwise distributed by Seller unless all labels, tags, logos, monograms and other items or characteristics identifying Nordstrom, Nordstrom Rack, Place Two, Nordstrom Factory Direct, or any other trademark or trade name of Purchaser have first been removed.

17. This order and the rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of Washington and shall not be subject to or governed by the U.N. Convention on Contracts for the International Sale of Goods. If litigation arises hereunder or as a consequence of any transaction contemplated or resulting from this or either party's performance or breach thereof, jurisdiction and venue of such litigation shall be in the Superior Court for the State of Washington for King County, or the United States District Court for the Western District of Washington in Seattle, at the option of Purchaser, and Seller hereby consents to such jurisdiction and venue. Any award or judgment of any of said counts may be entered and enforced in any other domestic or foreign court of competent jurisdiction, and shall be awarded full faith and credit.

18. No claim, action or demand arising out of the transactions under this order may be brought by Seller more than one year after the cause of action has accrued.

19. Seller hereby assigns to Purchaser all assignable warranty rights with respect to the merchandise in this order, including without limitation all rights of Seller under warranties of any manufacturer of any of the merchandise or any part or component thereof.

20. This order is enforceable by Purchaser directly against Seller, regardless of whether the order was submitted directly to Seller by Purchaser or was submitted to Seller by another party on behalf of Purchaser. No such other party shall have any authority to act for Purchaser, bind Purchaser to any agreements or modifications or otherwise act as agent for Purchaser.

Transportation Terms and Conditions

A. Routing mode specified on face of purchase order must be adhered to exactly unless permission to deviate is given by Purchaser's Traffic Manager or Buyer, or if there is a written


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agreement or exception signed by Purchaser on file. Authorized carrier selection should be made from Nordstrom Routing Guide. Any questions should be directed to the Regional Traffic Department. For questions concerning foreign shipments, please contact the Corporate Traffic and Distribution Office.

B. Orders shipped F.O.B. city of purchase or any specific city and/or state will be delivered free of charge to Purchaser's consolidator and will be considered F.O.B. consolidator. Advance charges to the consolidation point will be Seller's expense.

Orders shipped F.O.B. factory will not be free of charge to Purchaser's consolidator and freight charges will be the responsibility of the Purchaser from the shipper's door.

Orders shipped F.O.B. store will be delivered free of charge to Purchaser's receiving facility and total freight charges will be at Seller's expense.

Notwithstanding any agreement to pay freight or other transportation charges, delivery will not be deemed complete and all risk of loss shall remain with Seller until the goods have been actually received and accepted by Purchaser.

C.       All C.O.D. shipments will be refused.

D.       For all domestic shipments:

         (i) in addition to any other remedies available to Purchaser, any deviation from the terms of this order or the Nordstrom routing Guide will result in chargebacks to Seller for freight expenses and handling charges.

         (ii) Merchandise must be packed, shipped and described on bills of lading in accordance with applicable freight tariffs, and shipment must be without declared value except when shipping Parcel Post or UPS prepaid. Any deviation will result in a chargeback to Seller.

         (iii) Enter all packages forwarded during the same day to the same final destination on one bill of lading or airbill. If more than one page is needed, label "1 of 2", "2 of 2," etc., and include total weight and number of cartons only on the last page of the bill of lading or airbill. If shipping to several final destinations, a separate bill of lading must be filled out for each address.

         (iv) Prepaid shipments: All shipments to Purchaser via motor freight must be sent "collect," except Parcel Post and UPS shipments, which by their nature must be sent "prepaid." Purchaser will not reimburse Seller for "prepaid" shipments via motor and air freight.



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



         (v) Shipping surface: Articles not authorized for air shipment must follow Purchaser's shipping instructions for surface. Seller is responsible for marking "surface" on the top of general bill of lading. An air bill which is used for surface shipment must have the special services requested box marked.




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



                                    EXHIBIT B

                            CONFIDENTIALITY AGREEMENT

         This Agreement made this ____ day of September 1998, is between Chromatics Color Sciences International, Inc. ("Chromatics"), and Nordstrom, Inc. ("Nordstrom").

         WHEREAS, Chromatics owns technology and information relating to skin and cosmetic product color analysis and custom color formulations of cosmetics so that the color of various cosmetic products can be coordinated to each other and to skin color, which is not disclosed in Chromatics' patents or publications or by a Product sold to an individual customer as recommended by the Color-Mate(Registered) II system, and which Chromatics considers to be confidential, proprietary and secret in nature, hereinafter referred to as the "Confidential Information."

         WHEREAS, Nordstrom acknowledges and recognizes the need to preserve the confidential nature of the Confidential Information.

         WHEREAS, Chromatics desires to disclose certain portions of the Confidential Information to Nordstrom under the following terms and conditions.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Chromatics shall disclose the Confidential Information to Nordstrom in confidence solely for the purpose of permitting Nordstrom to use and evaluate the Confidential Information in accordance with the License Agreement entered into by the parties concurrently herewith. Nordstrom shall be under an obligation to treat as confidential and maintain in confidence the Confidential Information disclosed by Chromatics to Nordstrom, provided such information is
(a) disclosed in written form and marked prominently as "Confidential", or (b) if not disclosed in written form, is identified and designated as confidential in a written notice received by Nordstrom within ten (10) business days of the disclosure. Nordstrom shall take all precautions reasonably necessary to prevent any unauthorized disclosure of the Confidential Information.

2. Nordstrom may disclose the Confidential Information disclosed by Chromatics to those of its employees or independent agents whose access to the Confidential Information is necessary in order to carry out the purpose of the aforesaid License Agreement; provided, however, that prior to any such disclosure (a) Nordstrom informs the employee or independent agent that the disclosure is of Confidential Information and is subject to the obligations of confidentiality and non-use set forth in this agreement and (b) Nordstrom obtains from such employee or independent agent a written undertaking, in the form annexed hereto, to comply with those obligations with respect to all Confidential Information that comes into the employee's or independent agent's possession.



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



3. Nordstrom shall not (a) directly or indirectly disclose or otherwise make available to any third party the Confidential Information disclosed by Chromatics to Nordstrom, in whole or in part; (b) permit any third party access to any portion of the Confidential Information; or (c) use the Confidential Information for any purpose other than the purpose of the aforesaid License Agreement, without the prior written consent of Chromatics.

4. Nordstrom shall not copy, duplicate or otherwise replicate any of the Confidential Information disclosed by Chromatics to Nordstrom, in whole or in part, for any purpose other than the purpose of the aforesaid License Agreement, without the prior written consent of Chromatics.

5 Upon the request of Chromatics, Nordstrom shall return to Chromatics all tangible materials provided by Chromatics to Nordstrom, and shall certify to the destruction of any writings, data, reports, records, plans, correspondence, notes or memoranda of conversations, discussions, considerations or evaluations which contain or summarize Confidential Information, including all copies and all electronic, magnetic or other records thereof, within thirty (30) days after Chromatics' request for their return and/or destruction.

6. The obligations of confidentiality and non-use set forth in this agreement shall not apply to information which (a) was known to Nordstrom prior to disclosure by Chromatics to Nordstrom, as evidenced by written records dated prior to such disclosure, and was not acquired directly or indirectly from Chromatics; (b) was publicly available or generally known in the trade at the time of disclosure by Chromatics to Nordstrom, or becomes publicly available or generally known in the trade after the disclosure by Chromatics to Nordstrom through no act or fault of Nordstrom; (c) was rightfully received by Nordstrom from a third party whose disclosure to Nordstrom did not violate any obligation of confidentiality owed directly or indirectly to Chromatics; or (d) is independently developed by or for Nordstrom and such independent development can be shown by clear and convincing evidence. The fact that Nordstrom may be relieved of its obligations of confidence under subparagraphs (a), (c) or (d) above shall not prevent Chromatics from continuing to claim in its dealings with third parties unrelated to Nordstrom or Nordstrom's suppliers or customers, in appropriate situations, that the effected information remains confidential or proprietary to Chromatics.

7. In the event that Nordstrom is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any Confidential Information (including disclosures to regulatory agencies such as the FDA), Nordstrom will, to the extent it is aware of such fact, provide Chromatics with prompt written notice of such requirement and use reasonable efforts to obtain a protective order or other appropriate remedy. Nordstrom also agrees to cooperate with and assist Chromatics in any efforts it may make to seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Nordstrom shall furnish only that portion of the Confidential Information which it is advised in writing by counsel of its choice it is legally required to furnish.


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



         IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the date first written above.

Chromatics Color Sciences
International, Inc.                         Nordstrom, Inc.


BY: /s/  Darby S. Macfarlane                BY: /s/  Dale C. Crichton
    ---------------------------------           -------------------------------
    Darby S. Macfarlane                         Dale C. Crichton
TITLE: Chief Executive Officer                  TITLE  Executive Vice President




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


                                   UNDERTAKING


                      OF
                        -----------------------------------

I,                                , state that:
  --------------------------------

1.       My residence address is                                               .
                                 ----------------------------------------------
         My present employer is                              and the address of
                                ----------------------------
         my present employer is
                                ------------------------------. My present
         occupation is
                       ---------------------------.

2. 1 have received a copy of the Confidentiality Agreement between Chromatics Color Sciences International, Inc. ("Chromatics") and Nordstrom, Inc. ("Nordstrom"), dated September , 1998 ("the Confidentiality Agreement"). I have carefully read and understand the provisions of the Confidentiality Agreement.
3. 1 will comply with all of the obligations set forth in the Confidentiality Agreement, including those relating to confidentiality and non-use with respect to the Confidential Information that comes into my possession.




                                        ----------------------------------
                                        Signature




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